UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Comfort Systems USA, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT
FOR THE
2012 ANNUAL MEETING OF COMFORT SYSTEMS USA, INC. STOCKHOLDERS

On April 9, 2012, Comfort Systems USA, Inc. (the “Company”) filed a proxy statement (the “Proxy Statement”) for its 2012 annual meeting of stockholders (the “Annual Meeting” to be held on Thursday, May 17, 2012, at 10:00 am Central time, at the Hilton Houston Post Oak, 2001 Post Oak Boulevard, Houston, Texas 77056. The Proxy Statement included a proposal to approve the Company’s 2012 Equity Incentive Plan (the “Plan”).

On May 4, 2012, Institutional Shareholder Services, Inc. (“ISS”) published a proxy analysis and vote recommendation for the Annual Meeting. The proposal to approval the Plan received an unfavorable recommendation from ISS because the shareholder value transfer, as determined by ISS, was greater than ISS’s company-specific allowable cap.

The information provided below provides additional disclosure about the options, warrants and rights outstanding under the Company’s current equity compensation plans to address a concern that ISS expressed. As of December 31, 2011, the Company had zero shares of time-vested restricted stock that had been granted but remained unvested. The Company has not changed the total number of securities to be issued upon exercise of outstanding options, warrants and rights “with respect to any compensation plan and individual compensation arrangement of the [Company] (or parent, subsidiary or affiliate of the [Company])” as required by paragraph (d) and Instruction 1 thereto of Item 201 of Regulation S-K. The Company has simply included language making its disclosure more clear. The Company’s clarifying language is contained in footnote (1) to the Equity Compensation Plan Information table and is set forth in bold print below.

Equity Compensation Plan Information

The following table sets forth information about the Company’s equity compensation plans as of December 31, 2011.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,414,790	(1)	$10.84	(2)	1,111,183
Equity compensation plans not approved by security holders	—		—		—
Total	1,414,790				1,111,183	(3)

(1)                                  Includes 359,178 shares of performance stock and zero shares of time-vested stock that have been granted but remain unvested as of December 31, 2011. The Company has no other securities to be issued upon exercise of outstanding options, warrants or rights.

(2)                                  Shares of unvested restricted stock are not factored into this average.

(3)                                  1,001,183 shares of which are part of a fungible share plan, which means that each share granted that is not an option and/or SAR is counted against the plan as one and six-tenths (1.6) shares. If the 2012 Plan is approved by stockholders at the Annual Meeting, the Company will make all grants following the date of the Annual Meeting out of the 2012 Plan, and will not make any further grants under the 2006 Equity Plan or the NED Plan, under which the remaining available shares number provided in this table are available.

If you have already returned your proxy card or voted your proxy over the Internet and would like to change your vote on any matter, you may do so by (i) returning to the Company another properly signed proxy bearing a later date, (ii) delivering a written revocation to the Secretary of the Company no later than the close of business on May 16, 2012, or (iii) attending the Annual Meeting or any adjourned session thereof and voting the shares covered by the proxy in person. If your stock is held in street name, you must follow the instructions of the broker, bank, or nominee as to how to change your vote. If you would like to obtain proxy materials or have any questions, you should contact us at 713.830.9600 or HVAC@comfortsystemsusa.com.

This Supplement to the Proxy Statement is being released on or about May 8, 2012, and should be read in conjunction with the Proxy Statement. The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement. The information provided above may be deemed “additional soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors,

TRENT T. MCKENNA
Corporate Secretary

Houston, Texas
May 8, 2012